Exhibit 99.2

Rendering of SV7 - Santa Clara, California QU AR TER ENDED DECEMBER 31, 2015 Earnings Release and Supplemental Information SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS ®2016 CoreSite Realty Corporation, All Rights Reserved.

Table of Contents Overview Earnings Release Company Profile Summary of Financial Data 3 8 10 Financial Statements Consolidated Balance Sheets Consolidated Statements of Operations Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA 11 12 13 Operating Portfolio Operating Properties Leasing Statistics Geographic and Vertical Diversification 10 Largest Customers 14 15 17 18 Development Capital Expenditures and Completed Pre-Stabilized Projects Development Summary 19 20 Capital Structure Market Capitalization and Debt Summary Interest Summary and Debt Covenants 22 23 Components of Net Asset Value 24 2016 Guidance 25 Appendix 26 Quarter Ended December 31, 2015 2

CORESITE REPORTS FOURTH-QUARTER REVENUE AND FFO PER SHARE GROWTH OF 25% AND 31% YEAR OVER YEAR, RESPECTIVELY

Full-year 2015 FFO increased 31% year over year, excluding unusual items in 2014, to $2.86 per share

DENVER, CO – FEBRUARY 11, 2016

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across the U.S., today announced financial results for the fourth quarter ended December 31, 2015.

Quarterly and Subsequent Highlights

- Reported fourth-quarter funds from operations ("FFO") of $0.80 per diluted share and unit, representing 31.1% growth year over year
- Reported fourth-quarter total operating revenues of $90.9 million, representing a 25.4% increase year over year
- Executed a record 155 new and expansion data center leases comprising 42,089 net rentable square feet (NRSF), representing $8.9 million of annualized GAAP rent at a rate of $211 per square foot
- Commenced 54,329 net rentable square feet of new and expansion leases representing $9.3 million of annualized GAAP rent at a rate of $172 per square foot
- Realized rent growth on signed renewals of 3.8% on a cash basis and 6.7% on a GAAP basis and recorded rental churn of 2.3%
- Executed a new five-year, $100 million term loan to increase available liquidity and support growth objectives

Tom Ray, CoreSite's Chief Executive Officer, commented, "We're pleased to report continued execution of our business plan in the fourth quarter, delivering solid growth and finishing out 2015 as another strong year for our company." Mr. Ray continued, "In addition to our solid financial results for the fourth quarter, we finished 2015 and began 2016 with positive leasing momentum. We remain focused upon driving increased transaction volume across the portfolio and enhancing the value of our assets by serving communities of interest among network carriers, cloud service providers, and enterprises. We believe that we are making attractive investments meant to execute upon favorable market conditions and CoreSite's strong value proposition to customers."

Financial Results

CoreSite reported FFO per diluted share and unit of $0.80 for the three months ended December 31, 2015, an increase of 31.1% compared to $0.61 per diluted share and unit for the three months ended December 31, 2014. On a sequential-quarter basis, FFO per diluted share and unit increased 8.1%.

Total operating revenues for the three months ended December 31, 2015, were $90.9 million, a 25.4% increase year over year and an increase of 5.3% on a sequential-quarter basis. CoreSite reported fourth-quarter net income attributable to common shares of $9.3 million, or $0.32 per diluted share.

For the year ended December 31, 2015, CoreSite reported FFO per diluted share and unit of $2.86, an increase of 31.2% compared to $2.18 per diluted share and unit in 2014, excluding unusual items in the year-ago period. Total operating revenues were $333.3 million, a 22.3% increase year over year.

Quarter Ended December 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX 3

Quarter Ended December 31, 2015 Sales Activity CoreSite executed 155 new and expansion data center leases representing $8.9 million of annualized GAAP rent during the fourth quarter, comprised of 42,089 NRSF at a weighted-average GAAP rental rate of $211 per NRSF. CoreSite’s fourth-quarter data center lease commencements totaled 54,329 NRSF at a weighted average GAAP rental rate of $172 per NRSF, which represents $9.3 million of annualized GAAP rent. CoreSite’s renewal leases signed in the fourth quarter totaled $10.1 million in annualized GAAP rent, comprised of 49,561 NRSF at a weighted-average GAAP rental rate of $204 per NRSF, reflecting a 3.8% increase in rent on a cash basis and 6.7% increase on a GAAP basis. The fourth-quarter rental churn rate was 2.3%. Development Activity Santa Clara – During the fourth quarter, CoreSite had 80,000 square feet of turn-key data center capacity under construction in Phase 1 of SV7, plus 150,000 square feet of powered shell available for development in the SV7 building. As of December 31, 2015, CoreSite had incurred $23.8 million of the estimated $110.0 million required to complete this project and expects to substantially complete construction of Phase 1 in the second quarter of 2016. Additionally, as of the end of the fourth quarter, CoreSite had incurred $18.1 million of the estimated $30.0 million required to complete the previously-announced 136,580 square-foot SV6 build-to-suit development. CoreSite expects to substantially complete SV6 and commence the associated lease during the first half of 2016. Northern Virginia – As of December 31, 2015, CoreSite had 96,274 NRSF of data center space under construction in Phase 3 and Phase 4 at VA2 and had incurred $22.0 million of the estimated $32.5 million required to complete these projects. CoreSite expects to complete construction of both Phase 3 and Phase 4 during the first quarter of 2016. Additional markets – As of December 31, 2015, CoreSite had 14,031 NRSF of turn-key data center capacity under construction at BO1 in Boston. As of the end of the fourth quarter, CoreSite had incurred $9.4 million of the estimated $11.0 million required to complete this project, and expects to complete construction in the first quarter of 2016. In Los Angeles, CoreSite commenced construction on 43,345 square feet at LA2 and had incurred $7.6 million of the estimated $18.0 million required to complete this project. Construction at LA2 is expected to be completed in the first half of 2016. Quarter Ended December 31, 2015 4 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Quarter Ended December 31, 2015 Balance Sheet and Liquidity As of December 31, 2015, CoreSite had net principal debt of $385.4 million, correlating to 2.0 times fourth-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $500.4 million, correlating to 2.6 times fourth-quarter annualized adjusted EBITDA. On February 2, 2016, CoreSite entered into a new five-year, $100 million term loan by exercising a portion of the accordion under CoreSite’s $500 million senior unsecured credit facility. CoreSite used the term loan proceeds to pay down a portion of the balance on its existing revolving credit facility, as well as for general corporate purposes. Following the execution of the $100 million term loan, CoreSite had $301.4 million of capacity available under its revolving credit facility. Dividend On December 2, 2015, CoreSite announced a 26% increase in its quarterly dividend to $0.53 per share of common stock and common stock equivalents for the fourth quarter of 2015. The increased dividend reflects an annualized dividend rate of $2.12 per share, compared to the prior annualized dividend rate of $1.68 per share. The fourth-quarter common stock dividend was paid on January 15, 2016, to shareholders of record on December 31, 2015. CoreSite also announced on December 2, 2015, a dividend of $0.4531 per share of Series A preferred stock for the period October 15, 2015, to January 14, 2016. The preferred dividend was paid on January 15, 2016, to shareholders of record on December 31, 2015. 2016 Guidance CoreSite is introducing its 2016 guidance of FFO per diluted share and unit in the range of $3.37 to $3.47. More detail regarding the assumptions underpinning the 2016 annual guidance can be found on page 25 of the fourth-quarter 2015 earnings supplemental. In addition, the company’s estimate of 2016 net income attributable to common shares is $1.13 to $1.23 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed. Upcoming Conferences and Events CoreSite will participate in Citi’s 2016 Global Property CEO Conference on March 14-15, 2016, at The Diplomat Resort & Spa in Hollywood, Florida. Quarter Ended December 31, 2015 5 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Quarter Ended December 31, 2015 Conference Call Details CoreSite will host a conference call on February 11, 2016, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13626499. The replay will be available until February 18, 2016. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 900 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv | Director of Investor Relations +1 303.405.1012 | +1 303.222.7276 Greer.Aviv@CoreSite.com Quarter Ended December 31, 2015 6 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Quarter Ended December 31, 2015 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Quarter Ended December 31, 2015 7 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Company Profile


VA2 - Reston, Virginia

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets.


SILICON VALLEY
SV1 SV2 SV3 SV4 SV5 SV6 SV7
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 DC1 VA2
MIAMI
MI1

Quarter Ended December 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

8

Company Profile



7
8
10/100/

Secure, Reliable and Compliant

- Six 9s uptime for five consecutive years
- Physical security standards and rigorous internal security training enable regulatory compliance requirements
- Operational excellence in security and environmental controls
- Consistent compliance across all properties
  - SOC 1 & SOC 2 Type 2 reviews
  - ISO 27001 certified
  - Payment Card Industry Data Security Standard compliant

Scalable

- Serving customer requirements from half cabinet to full buildings
- Two new data centers on the Santa Clara campus to be delivered in 2016
- 17 operating data centers in eight of the largest commercial and data center markets in the United States
- Ability to increase occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development by 70%

High-Performance

- Cloud-enabled, network-rich data center campuses
- Over 300 network service providers supported by robust IX services to key public clouds
- 20,000+ interconnections
- Enabling enterprise with support ecosystems

Best-in-Class Customer Experience

- 350+ professionals with dedicated industry expertise supporting over 900 customers
- Experienced and committed operations and facilities personnel
- Dedicated implementation resources to ensure a seamless onboarding process
- 24/7 customer support and remote hands

Quarter Ended December 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

9

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended			Year Ended	
Summary of Results	**December 31, 2015**	**September 30, 2015**	**December 31, 2014**	**December 31, 2015**	**December 31, 2014**
Operating revenues	$ 90,919	$ 86,382	$ 72,492	$ 333,292	$ 272,420
Data center revenues	89,001	84,435	70,632	325,324	264,578
Net income	17,387	14,530	12,306	56,859	40,052
Net income attributable to common shares	9,342	6,920	4,664	26,368	14,427
Funds from operations (FFO) to shares and units	38,175	35,264	28,981	135,772	104,461
Adjusted funds from operations (AFFO)	30,393	25,644	23,143	107,307	83,189
EBITDA	43,814	41,098	36,107	159,822	126,117
Adjusted EBITDA	47,695	43,698	36,258	169,903	133,281
Per share - diluted:					
Net income attributable to common shares	$ 0.32	$ 0.26	$ 0.21	$ 1.03	$ 0.66
FFO per common share and OP unit	$ 0.80	$ 0.74	$ 0.61	$ 2.86	$ 2.22

			As of		
	December 31, 2015	**September 30, 2015**	**June 30, 2015**	**March 31, 2015**	**December 31, 2014**
Dividend Activity					
Dividends declared per share and OP unit	$ 0.53	$ 0.42	$ 0.42	$ 0.42	$ 0.42
AFFO payout ratio	82.8%	77.6%	76.1%	79.1%	85.4%
Operating Portfolio Statistics					
Operating data center properties	17	17	17	17	17
Stabilized data center NRSF	1,524,406	1,474,472	1,449,498	1,354,235	1,323,210
Stabilized data center NRSF occupied	1,409,332	1,337,015	1,303,274	1,194,994	1,156,486
Stabilized data center % occupied	92.5%	90.7%	89.9%	88.2%	87.4%
Turn-Key Data Center ("TKD") Same Store Statistics					
MRR per Cabinet Equivalent	$ 1,459	$ 1,441	$ 1,420	$ 1,408	$ 1,413
TKD NRSF % occupied	87.9%	86.0%	84.9%	83.1%	80.2%
Market Capitalization, Principal Debt & Preferred Stock					
Total enterprise value	$ 3,201,961	$ 2,918,547	$ 2,620,743	$ 2,755,403	$ 2,273,458
Total principal debt outstanding	392,250	360,250	352,250	333,750	318,500
Total principal debt and preferred stock outstanding	507,250	475,250	467,250	448,750	433,500
Net Principal Debt to:					
Annualized Adjusted EBITDA	2.0x	2.0x	2.1x	2.1x	2.1x
Enterprise Value	12.0%	12.0%	13.2%	11.7%	13.5%
Net Principal Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	2.6x	2.7x	2.8x	2.9x	2.9x
Enterprise Value	15.6%	16.0%	17.5%	15.8%	18.6%

Quarter Ended December 31, 2015

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10

Consolidated Balance Sheets

(in thousands)

	December 31, 2015	December 31, 2014
Assets:		
Investments in real estate:		
Land	$ 74,819	$ 78,983
Buildings and improvements	1,037,127	888,966
	1,111,946	967,949
Less: Accumulated depreciation and amortization	(284,219)	(215,978)
Net investment in operating properties	827,727	751,971
Construction in progress	183,189	178,599
Net investments in real estate	1,010,916	930,570
Cash and cash equivalents	6,854	10,662
Accounts and other receivables, net	12,235	10,290
Lease intangibles, net	4,714	7,112
Goodwill	41,191	41,191
Other assets, net	86,633	74,779
Total assets	**$ 1,162,543**	**$ 1,074,604**
Liabilities and equity:		
Liabilities		
Debt, net	$ 391,007	$ 317,679
Accounts payable and accrued expenses	75,783	42,463
Accrued dividends and distributions	28,104	22,355
Deferred rent payable	7,934	8,985
Acquired below-market lease contracts, net	4,693	5,576
Unearned revenue, prepaid rent and other liabilities	28,717	19,205
Total liabilities	536,238	416,263
Stockholders' equity		
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	301	212
Additional paid-in capital	390,200	275,038
Accumulated other comprehensive loss	(493)	(125)
Distributions in excess of net income	(88,891)	(67,538)
Total stockholders' equity	416,117	322,587
Noncontrolling interests	210,188	335,754
Total equity	626,305	658,341
Total liabilities and equity	**$ 1,162,543**	**$ 1,074,604**

Quarter Ended December 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

11

Consolidated Statements of Operations (in thousands, except share and per share data) Three Months Ended Year Ended December 31, 2015 September 30, 2015 December 31, 2014 December 31, 2015 December 31, 2014 Operating revenues: Data c enter revenue: Rental revenue Power revenue Interc onnec tion revenue Tenant reimbursement and other $ 50,018 24,713 12,024 2,246 $ 47,135 23,543 11,400 2,357 $ 39,142 19,963 9,536 1,991 $ 183,300 89,495 44,234 8,295 $ 149,294 71,227 35,355 8,702 Total data c enter revenue Offic e, light-industrial and other revenue 89,001 1,918 84,435 1,947 70,632 1,860 325,324 7,968 264,578 7,842 Total operating revenues 90,919 86,382 72,492 333,292 272,420 Operating expenses: Property operating and maintenanc e Real estate taxes and insuranc e Deprec iation and amortization Sales and marketing General and administrative Rent Impairment of internal-use software Transaction costs 23,840 3,723 24,493 4,117 9,718 5,385 322 - 24,203 3,216 24,347 3,775 8,644 5,440 - 6 20,253 2,519 22,422 3,413 6,260 5,148 - - 89,805 12,144 95,702 15,930 34,179 21,075 322 51 75,119 7,578 80,722 14,554 27,842 20,397 1,959 62 Total operating expenses 71,598 69,631 60,015 269,208 228,233 Operating income 19,321 16,751 12,477 64,084 44,187 Gain on real estate disposal Interest inc ome Interest expense - - 1,208 1 (1,362) 36 6 (7,104) 1,208 6 (5,311) 1 (1,921) 1 (2,188) Inc ome before inc ome taxes Inc ome tax expense 17,401 (14) 14,564 (34) 12,324 (18) 57,022 (163) 40,090 (38) Net inc ome 17,387 14,530 12,306 56,859 40,052 Net inc ome attributable to nonc ontrolling interests 5,870 5,526 5,557 22,063 17,287 Net inc ome attributable to CoreSite Realty Corporation Preferred stoc k dividends 11,517 (2,085) 9,004 (2,084) 6,749 (2,085) 34,796 (8,338) 22,765 (8,338) Net inc ome attributable to c ommon shares $ 9,432 $ 6,920 $ 4,664 $ 26,458 $ 14,427 Net inc ome per share attributable to c ommon shares: Basic Diluted $ $ 0.33 0.32 $ $ 0.26 0.26 $ $ 0.22 0.21 $ $ 1.05 1.03 $ $ 0.68 0.66 Weighted average c ommon shares outstanding: Basic Diluted 28,747,900 29,183,879 26,126,332 26,549,537 21,303,795 21,794,138 25,218,500 25,706,568 21,161,614 21,740,707 Quarter Ended December 31, 2015 12 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX 5,960 11,427 9,342 $0.32 22,153 34,706 26,368

Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Year Ended	
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$ 17,387	$ 14,530	$ 12,306	$ 56,859	$ 40,052
Real estate depreciation and amortization	22,873	22,818	19,968	87,287	73,955
Gain on real estate disposal	-	-	(1,208)	(36)	(1,208)
FFO	$ 40,260	$ 37,348	$ 31,066	$ 144,110	$ 112,799
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(8,338)	(8,338)
FFO available to common shareholders and OP unit holders	$ 38,175	$ 35,264	$ 28,981	$ 135,772	$ 104,461
Weighted average common shares outstanding - diluted	29,184	26,550	21,794	25,707	21,741
Weighted average OP units outstanding - diluted	18,295	20,861	25,361	21,694	25,361
Total weighted average shares and units outstanding - diluted	47,479	47,411	47,155	47,401	47,102
FFO per common share and OP unit - diluted	$ 0.80	$ 0.74	$ 0.61	$ 2.86	$ 2.22

Reconciliation of FFO to AFFO

	Three Months Ended			Year Ended	
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
FFO available to common shareholders and unit holders	$ 38,175	$ 35,264	$ 28,981	$ 135,772	$ 104,461
Adjustments:					
Amortization of deferred financing costs	247	413	420	1,246	1,897
Non-cash compensation	1,809	1,944	1,359	7,114	6,125
Non-real estate depreciation	1,620	1,529	2,454	8,415	6,767
Straight-line rent adjustment	(2,905)	(2,993)	(1,390)	(9,717)	(4,913)
Amortization of above and below market leases	(133)	(129)	(118)	(520)	(556)
Impairment of internal-use software	322	-	-	322	1,959
Recurring capital expenditures	(2,328)	(667)	(254)	(5,828)	(4,429)
Tenant improvements	(1,866)	(1,692)	(1,059)	(8,037)	(4,512)
Capitalized leasing costs	(4,548)	(8,025)	(7,250)	(21,460)	(23,610)
AFFO available to common shareholders and OP unit holders	$ 30,393	$ 25,644	$ 23,143	$ 107,307	$ 83,189

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Year Ended	
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$ 17,387	$ 14,530	$ 12,306	$ 56,859	$ 40,052
Adjustments:					
Interest expense, net of interest income	1,920	2,187	1,361	7,098	5,305
Income taxes	14	34	18	163	38
Depreciation and amortization	24,493	24,347	22,422	95,702	80,722
EBITDA	$ 43,814	$ 41,098	$ 36,107	$ 159,822	$ 126,117
Non-cash compensation	1,809	1,944	1,359	7,114	6,125
Gain on real estate disposal	-	-	(1,208)	(36)	(1,208)
Transaction costs / litigation	1,750	656	-	2,681	288
Impairment of internal-use software	322	-	-	322	1,959
Adjusted EBITDA	$ 47,695	$ 43,698	$ 36,258	$ 169,903	$ 133,281

Quarter Ended December 31, 2015

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13

Operating Properties

Market/Facilities	Annualized Rent ($000)(1)	Data Center Operating NRSF – Stabilized – Total	Stabilized – Percent Occupied(2)	Pre-Stabilized – Total	Pre-Stabilized – Percent Occupied(2)	Total – Total	Total – Percent Occupied(2)	NRSF Under Construction	Held for Development NRSF	Total NRSF
San Francisco Bay										
SV1	$ 6,760	85,932	84.9 %	-	- %	85,932	84.9 %	-	-	85,932
SV2	8,086	76,676	95.8	-	-	76,676	95.8	-	-	76,676
Santa Clara campus(3)	32,985	252,009	97.3	-	-	252,009	97.3	216,580	150,000	618,589
San Francisco Bay Total	**47,831**	**414,617**	**94.4**	**-**	**-**	**414,617**	**94.4**	**216,580**	**150,000**	**781,197**
Los Angeles										
One Wilshire campus										
LA1*	26,981	139,053	88.2	-	-	139,053	88.2	-	-	139,053
LA2	23,455	203,131	90.0	51,212	63.4	254,343	84.6	43,345	127,202	424,890
Los Angeles Total	**50,436**	**342,184**	**89.3**	**51,212**	**63.4**	**393,396**	**85.9**	**43,345**	**127,202**	**563,943**
Northern Virginia										
VA1	28,922	201,719	92.5	-	-	201,719	92.5	-	-	201,719
VA2	6,149	69,010	100.0	23,163	80.0	92,173	95.0	96,274	-	188,447
DC1*	3,244	22,137	89.4	-	-	22,137	89.4	-	-	22,137
Northern Virginia Total	**38,315**	**292,866**	**94.0**	**23,163**	**80.0**	**316,029**	**93.0**	**96,274**	**-**	**412,303**
Boston										
BO1	14,959	166,026	97.6	-	-	166,026	97.6	14,031	73,619	253,676
Chicago										
CH1	16,199	166,776	91.8	11,631	80.2	178,407	91.1	-	-	178,407
New York										
NY1*	5,892	48,404	77.3	-	-	48,404	77.3	-	-	48,404
NY2	6,900	52,339	94.9	49,404	40.4	101,743	68.5	-	134,508	236,251
New York Total	**12,792**	**100,743**	**86.4**	**49,404**	**40.4**	**150,147**	**71.3**	**-**	**134,508**	**284,655**
Miami										
MI1	1,860	30,176	82.2	-	-	30,176	82.2	-	13,154	43,330
Denver										
DE1*	1,134	5,878	93.0	-	-	5,878	93.0	-	-	5,878
DE2*	384	5,140	86.6	-	-	5,140	86.6	-	-	5,140
Denver Total	**1,518**	**11,018**	**90.0**	**-**	**-**	**11,018**	**90.0**	**-**	**-**	**11,018**
Total Data Center Facilities	**$ 183,910**	**1,524,406**	**92.5** %	**135,410**	**59.3** %	**1,659,816**	**89.7** %	**370,230**	**498,483**	**2,528,529**
Office & Light-Industrial	7,180	354,721	72.6	-	-	354,721	72.6	-	-	354,721
Total Portfolio	**$ 191,090**	**1,879,127**	**88.7** %	**135,410**	**59.3** %	**2,014,537**	**86.7** %	**370,230**	**498,483**	**2,883,250**

* Indicates properties in which we hold a leasehold interest.

(1) On a gross basis, our total portfolio annualized rent was approximately $196.6 million as of December 31, 2015, which reflects the addition of $5.5 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(2) Includes customer leases that have commenced and are occupied as of December 31, 2015. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	93.4%	61.3%	90.7%
Total Portfolio	89.5%	61.3%	87.6%

(3) The annualized rent for the Santa Clara campus includes amounts associated with a restructured lease agreement involving a customer that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

See Appendix for definitions.

Quarter Ended December 31, 2015

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14

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases[1]	GAAP Annualized Rent (000's)	Total Leased NRSF	GAAP Annualized Rent per Leased NRSF		Rental Churn Rate	Cash Rent Growth	GAAP Rent Growth
New/expansion leases commenced	**YTD 2015**	**509**	**$ 42,926**	**304,328**	**$ 141**	(2)			
	Q4 2015	**142**	**9,335**	**54,329**	**172**				
	Q3 2015	150	9,250	66,330	139				
	Q2 2015	107	15,117	122,872	123	(2)			
	Q1 2015	110	9,224	60,797	152				
	Q4 2014	106	4,943	34,009	145				
New/expansion leases signed	**YTD 2015**	**526**	**$ 46,211**	**404,038**	**$ 114**	(3)			
	Q4 2015	**155**	**8,901**	**42,089**	**211**				
	Q3 2015	149	8,825	64,087	138				
	Q2 2015	122	19,624	243,477	81	(3)			
	Q1 2015	100	8,861	54,385	163				
	Q4 2014	96	11,075	91,662	121	(2)			
Renewal leases signed	**YTD 2015**	**633**	**$ 34,288**	**197,310**	**$ 174**		**7.5%**	**4.6%**	**9.1%**
	Q4 2015	**211**	**10,089**	**49,561**	**204**		**2.3%**	**3.8%**	**6.7%**
	Q3 2015	165	10,460	72,031	145		1.4%	4.2%	9.7%
	Q2 2015	135	6,517	35,272	185		1.6%	5.7%	9.1%
	Q1 2015	122	7,222	40,446	179		2.2%	5.3%	11.4%
	Q4 2014	78	6,705	43,863	153		1.4%	2.6%	5.2%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) During Q4 2014, we signed a 44,036 NRSF lease with a single customer for the entire VA2 Phase 1 facility. The lease commenced during Q2 2015.

(3) During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which is currently under development.

MRR per Cabinet Equivalent (TKD Same Store)



$1,500
$1,450
$1,400
$1,350
$1,300
$1,413
5.2% y-o-y
$1,408
5.1% y-o-y
$1,420
4.1% y-o-y
$1,441
3.7% y-o-y
$1,459
3.2% y-o-y
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15

Quarter Ended December 31, 2015

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15

Leasing Statistics

Lease Distribution *(total portfolio, including total data center and office and light-industrial "OLI")*

NRSF Under Lease	Number of Leases	Percentage of All Leases	Total Operating NRSF of Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent
Unoccupied data center	-	- %	170,205	8.4 %	$ -	- %
Unoccupied OLI	-	-	97,107	4.8	-	
Data center NRSF:						
5,000 or less	1,659	90.6	590,448	29.4	93,553	49.0
5,001 - 10,000	31	1.7	205,753	10.2	26,080	13.6
10,001 - 25,000	20	1.1	290,286	14.4	36,444	19.0
Greater than 25,000	3	0.2	105,532	5.2	11,239	5.9
Powered shell and other[1]	16	0.9	297,592	14.8	16,594	8.7
OLI	101	5.5	257,614	12.8	7,180	3.8
Portfolio Total	**1,830**	**100.0 %**	**2,014,537**	**100.0 %**	**$ 191,090**	**100.0 %**

(1) The annualized rent for powered shell and other includes $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

Lease Expirations *(total portfolio, including total data center and office and light-industrial "OLI")*

Year of Lease Expiration	Number of Leases Expiring[1]	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent	Annualized Rent Per Leased NRSF[2]	Annualized Rent at Expiration ($000)[3]	Annualized Rent Per Leased NRSF at Expiration[2]
Unoccupied data center	-	170,205	8.4 %	$ -	- %	$ -	$ -	$ -
Unoccupied OLI	-	97,107	4.8	-	-	-	-	-
2016	741	322,416	16.0	45,588	23.8	136	45,915	137
2017	537	281,288	14.0	50,262	26.3	164	52,345	171
2018	291	295,395	14.7	40,057	21.0	136	46,200	156
2019	80	183,969	9.1	16,384	8.6	89	19,430	106
2020	37	100,112	5.0	8,641	4.5	86	12,285	123
2021-Thereafter	43	306,431	15.2	22,978	12.0	75	31,506	103
OLI[4]	101	257,614	12.8	7,180	3.8	28	7,555	29
Portfolio Total / Weighted Average	**1,830**	**2,014,537**	**100.0 %**	**$ 191,090**	**100.0 %**	**$ 106**	**$ 215,236**	**$ 120**

(1) Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) The annualized rent per leased NRSF and per leased NRSF at expiration does not include annualized rent of $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $1.9 million in Q2 2016 and $4.2 million in Q2 2017.

(3) Represents the final monthly contractual rent under existing customer leases as of December 31, 2015, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(4) The office and light-industrial leases are scheduled to expire as follows:

Year	NRSF of Expiring Leases	Annualized Rent ($000)
2016	39,357	$ 989
2017	13,882	365
2018	12,598	423
2019	31,640	798
2020	4,937	166
2021-Thereafter	155,200	4,439
Total OLI	**257,614**	**$ 7,180**

Quarter Ended December 31, 2015

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16

Geographic and Vertical Diversification Geographic Diversification Miami 1.0% Denver 0.8% New York 7.0% Percentage of Total Data Center Annualized Rent Metropolitan Market Boston 8.2% Los Angeles San Franc isc o Bay Northern Virginia Chic ago Boston New York Miami Denver 27.4 26.0 20.8 8.8 8.2 7.0 1.0 0.8 % Los Angeles 27.4% Chicago 8.8% San Francisco Bay 26.0% Northern Virginia 20.8% Total 100.0 % Vertical Diversification Percentage of Total Data Center Annualized Rent Vertical Enterprise: Digital Content & Multimedia SI & MSP Other Enterprise Cloud 23.2% Digital Content & Multimedia 26.4% 26.4% 13.1 14.0 Total Enterprise Networks & Mobility Cloud 53.5 23.2 23.3 Networks & Mobility 23.1% SI & MSP 13.1% Total 100.0 % Other Enterprise 14.2% Quarter Ended December 31, 2015 17 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX 23.2% 23.3% 14.0%

10 Largest Customers

10 Largest Customers *(total portfolio, including data center and office and light-industrial)*

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF	Percentage of Total Operating NRSF(1)	Annualized Rent ($000)	Percentage of Total Annualized Rent(2)	Weighted Average Remaining Lease Term in Months(3)
1	Technology	Cloud	9	146,118	7.3 %	$ 10,238	5.4 %	48
2	Technology	Enterprise - SI & MSP	3	63,348	3.1	8,743	4.6	37
3	Technology(4)	Enterprise - Digital Content	10	71,555	3.6	6,404	3.3	5
4	Technology	Enterprise - Digital Content	2	31,974	1.6	5,504	2.9	28
5	Technology	Cloud	2	70,630	3.5	4,514	2.4	77
6	Technology	Network	5	28,078	1.4	4,254	2.2	40
7	Technology	Enterprise - SI & MSP	2	20,032	1.0	4,246	2.2	18
8	Technology	Cloud	1	28,923	1.4	4,230	2.2	34
9	Government*	Enterprise - Other	1	130,960	6.5	3,895	2.0	85
10	Technology	Enterprise - Digital Content	6	36,634	1.8	3,354	1.8	40
	Total/Weighted Average(5)			**628,252**	**31.2 %**	**$ 55,382**	**29.0 %**	**40**

* Denotes customer using space for general office purposes.

(1) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of December 31, 2015, consisted of 2,014,537 NRSF.

(2) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2015, which was approximately $191.1 million.

(3) Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2015.

(4) We are currently negotiating renewal leases with this customer at all locations. We anticipate that the lease negotiations will be finalized at some of the locations during 2016 and that other locations will be vacated.

(5) In addition to the ten largest customers, total annualized rent includes $6.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease terms expire.

Quarter Ended December 31, 2015

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18

Capital Expenditures and Completed Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Data center expansion[1]	$ 64,816	$ 25,762	$ 21,130	$ 21,078	$ 19,147
Non-recurring investments[2]	1,968	1,263	2,868	3,872	1,838
Tenant improvements	1,866	1,692	2,282	2,197	1,059
Recurring capital expenditures[3]	2,328	667	852	1,981	254
Total capital expenditures	**$ 70,978**	**$ 29,384**	**$ 27,132**	**$ 29,128**	**$ 22,298**
Repairs and maintenance expense[4]	**$ 2,715**	**$ 3,011**	**$ 2,485**	**$ 2,349**	**$ 2,485**

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital, as defined in the Appendix.

(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

Projects/Facilities	Metropolitan Market	Completion	NRSF	Cost[1]	Cost Per NRSF	Percent Leased[2]	Percent Occupied
NY2 Phase 1	New York	Q1 2014	16,484	$ 14,499	$ 880	73.4 %	73.4 %
LA2	Los Angeles	Q1 2014	33,711	9,800	291	64.4	58.0
VA2 Phase 2	Northern Virginia	Q2 2015	23,163	16,065	694	80.0	80.0
NY2 Phase 2	New York	Q2 2015	32,920	29,476	895	23.9	23.9
LA2	Los Angeles	Q3 2015	17,501	1,558	89	77.3	73.7
CH1	Chicago	Q3 2015	11,631	5,551	477	80.2	80.2
Total completed pre-stabilized			**135,410**	**$ 76,949**	**$ 568**	**61.3 %**	**59.3 %**

(1) Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2, also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2) Includes customer leases that have been signed as of December 31, 2015, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.

Quarter Ended December 31, 2015

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19

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

Projects/Facilities	Metropolitan Market	Estimated Completion	NRSF	Costs Incurred to-date	Costs Estimated Total	Costs Per NRSF	Percent Leased
TKD[(1)]							
VA2 Phase 3[(2)]	Northern Virginia	Q1 2016	48,137	$ 17,408	$ 24,500	$ 509	48.1 %
VA2 Phase 4[(2)]	Northern Virginia	Q1 2016	48,137	4,630	8,000	166	-
BO1	Boston	Q1 2016	14,031	9,363	11,000	784	-
SV7 Phase 1	San Francisco Bay	Q2 2016	80,000	23,794	110,000	1,375	47.8
LA2	Los Angeles	Q1 - Q2 2016	43,345	7,592	18,000	415	-
Powered shell							
SV6[(3)]	San Francisco Bay	Q1 - Q2 2016	136,580	$ 18,083	$ 30,000	$ 220	100.0 %
Total TKD and powered shell			**370,230**	**$ 80,870**	**$ 201,500**		**53.5 %**
Deferred Expansion Capital[(4)]							
CH1	Chicago	Q1 2016	-	$ 1,042	$ 2,600		
LA1	Los Angeles	Q1 2016	-	1,273	1,300		
LA2	Los Angeles	Q1 2016	-	924	1,100		
NY2	New York	Q1 2016	-	1,363	3,500		
SV4	San Francisco Bay	Q1 2016	-	740	1,000		
Total Deferred Expansion Capital			**-**	**$ 5,342**	**$ 9,500**		
Total			**370,230**	**$ 86,212**	**$ 211,000**		

(1) TKD estimated development costs includes two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

(2) The estimated total costs for VA2 phases 3 and 4 is $338 per NRSF.

(3) Represents 136,580 NRSF of build-to-suit space that was 100% pre-leased in April 2015 and has an expected lease commencement date in the first half of 2016.

(4) See Appendix for Deferred Expansion Capital definition.

Quarter Ended December 31, 2015

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Development Summary

(in thousands, except NRSF, cost per NRSF and power data)

Held for Development

Project / Building	Metropolitan Market	Estimated NRSF		Estimated Incremental Costs	Estimated Sellable Power (Megawatts)		Estimated Incremental Cost per MW
New construction[1]							
SV7	San Francisco Bay	150,000	$	70,000	15.0	$	4,667
Incremental capacity in existing core and shell buildings[2]							
NY2 (Phases 3-4)	New York	87,297		57,000	8.5		6,706
NY2 Phase 5	New York	47,211		35,000	5.0		7,000
BO1	Boston	73,619		40,000	6.0		6,667
LA2	Los Angeles	127,202		55,000	9.0		6,111
MI1	Miami	13,154		7,500	1.0		7,500
Total new construction and incremental capacity		**498,483**	**$**	**264,500**	**44.5**	**$**	**5,944**
Deferred Expansion Capital[3]		-		35,000			
Total[4]		**498,483**	**$**	**299,500**			

(1) New construction represents data center ground up construction. For ground up construction, we will develop the core and shell of the data center along with the first phase of leasable space. Future phases will be delivered based upon customer demand.

(2) Represents incremental data center capacity that may be constructed within existing facilities when the core and shell building have been developed and certain amounts of the existing space is not yet built out into data center space.

(3) As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. We estimate a range of $30 - $40 million of future capital investment.

(4) In addition to new construction and incremental capacity in existing core and shell buildings, we have available acreage which represents entitled and unentitled land we own adjacent to our existing buildings, in the form of existing parking lots. By utilizing existing parking lots, we believe we can build approximately 100,000 NRSF and 200,000 NRSF buildings on our available acreage at NY2 and LA2, respectively.

Quarter Ended December 31, 2015

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21

Market Capitalization and Debt Summary (in thousands, except per share data) Market Capitalization Shares or Equivalents Outstanding Market Price / Liquidation Value as of December 31, 2015 Market Value Equivalents Common shares Operating partnership units Liquidation value of preferred stock Total equity Total principal debt outstanding Total enterprise value 30,651 16,858 4,600 $56.72 $56.72 $25.00 $ 1,738,525 956,186 115,000 2,809,711 392,250 $ 3,201,961 Net debt to enterprise value Net debt and preferred stock to enterprise value 12.0% 15.6% Debt Summary (1) Maturity Date with Extension Outstanding as of: December 31, 2015 Maturity Date December 31, 2014 Instrument Rate Revolving credit facility (2) 2019 Senior unsecured term loan (3) 2020 Senior unsecured term loan (4) Total principal debt outstanding Unamortized deferred financing costs Total debt W eighted average interest rate Preferred stock Total debt and preferred stock Floating rate vs. fixed rate debt Floating rate vs. fixed rate debt and preferred stock 1.79% 3.23% 2.34% 6/24/2019 1/31/2019 6/24/2020 6/24/2020 1/31/2019 6/24/2020 $ 142,250 100,000 150,000 $ 218,500 100,000 - 392,250 (1,243) 318,500 (821) $ 391,007 $ 317,679 2.37% 7.25% N/A N/A $ 115,000 $ 115,000 $ 506,007 $ 432,679 55% / 45% 43% / 57% 69% / 31% 50% / 50% (1) See the most recently filed Form 10-K and 10-Q for information on specific debt instruments including our February 2, 2016, partial exercise of the accordion feature under the senior unsecured credit facility resulting in a new five-year $100 million term loan. The revolving credit facility interest rate is based on 1-month LIBOR at December 31, 2015, plus applicable spread. Represents the effective interest rate as a result of the interest rate swap associated with $100 million in 1-month LIBOR variable rate debt. Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread. (2) (3) (4) Debt Maturities Quarter Ended December 31, 2015 22 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX 1.98% 2.43% 2.47%

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Year Ended	
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Interest expense and fees	$ 2,473	$ 2,392	$ 2,183	$ 9,556	$ 8,047
Amortization of deferred financing costs	247	413	420	1,246	1,897
Capitalized interest	(799)	(617)	(1,241)	(3,698)	(4,633)
Total interest expense	**$ 1,921**	**$ 2,188**	**$ 1,362**	**$ 7,104**	**$ 5,311**
Percent capitalized	29.4%	22.0%	47.7%	34.2%	46.6%

Debt Covenants

		Revolving Credit Facility and Senior Unsecured Term Loans				
	Required Compliance	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Fixed charge coverage ratio	Greater than 1.70x	10.1x	9.3x	8.4x	8.8x	8.4x
Total indebtedness to gross asset value	Less than 60%	16.7%	17.5%	17.9%	17.1%	17.2%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	0.0%	0.0%	0.0%
Unhedged variable rate debt to gross asset value	Less than 30%	8.9%	8.4%	8.3%	11.8%	11.6%

Revolving credit facility availability	$350,000	$350,000	$350,000	$405,000	$405,000
Borrowings outstanding	(142,250)	(110,250)	(102,250)	(233,750)	(218,500)
Outstanding letters of credit	(6,330)	(6,330)	(6,330)	(7,330)	(7,330)
Current availability	**$201,420**	**$233,420**	**$241,420**	**$163,920**	**$179,170**

Quarter Ended December 31, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

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Components of Net Asset Value (NAV) (in thousands) Cash Net Operating Income Reconciliation of Net Operating Income (NOI) Operating Inc ome Adjustments: Deprec iation and amortization General and administrative (inc ludes litigation) Net Operating Inc ome Q4 2015 Annualized $ 19,321 $ 77,284 24,493 9,718 97,972 38,872 $ 53,532 $ 214,128 Cash Net Operating Income (Cash NOI) Net Operating Inc ome Adjustments: Straight-line rent Amortization of above and below-market leases Cash NOI $ 53,532 $ 214,128 (2,905) (133) (11,620) (532) $ 50,494 $ 201,976 Cash NOI with bac klog (87.6% leased)(1) Cash stabilized NOI (93% leased) $ $ 53,486 56,783 $ $ 213,944 227,132 Development Projects Data Center Projects Under Construction TKD and powered shell c onstruc tion in progress(2) Remaining spend(2) Total $ 80,870 120,630 $ 201,500 Targeted annual yields Annualized pro forma NOI range 12% - 16% $24,200 - $32,200 Deferred expansion c apital in progress Remaining spend(3) Total $ 5,342 4,158 $ 9,500 Other Assets and Liabilities Other Assets Remaining c onstruc tion in progress(4) Cash and c ash equivalents Ac c ounts and other rec eivables Other tangible assets Total other assets $ 96,977 6,854 12,235 20,458 $ 136,524 Liabilities Debt Ac c ounts payable, ac c rued and other liabilities Ac c rued dividends and distributions Preferred equity Total liabilities $ 391,007 104,500 28,104 115,000 $ 638,611 Weighted average common shares and units - diluted 47,479 Cash NOI with bac klog is adjusted to inc lude one quarter of the c ash bac klog as of Dec ember 31, 2015, less any leasing of c urrently oc c upied NRSF and data c enter projec ts under development. Does not inc lude spend assoc iated with leasing c ommissions. See page 19 for further breakdown of data c enter projec ts under c onstruc tion. Does not inc lude spend assoc iated with an estimated $30 - $40 million of future deferred expansion c apital investment. Represents the book value of in progress c apital projec ts, inc luding land and shell building, of future data c enter expansion, non-rec urring investments, tenant improvements and rec urring c apital expenditures. (1) (2) (3) (4) Quarter Ended December 31, 2015 24 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

2016 Guidance (in thousands, except per share amounts) The annual guidanc e provided below represents forward-looking projec tions, whic h are based on c urrent ec onomic c onditions, internal assumptions about our existing c ustomer base and the supply and demand dynamic s of the markets in whic h we operate. Further, the guidanc e does not inc lude the impac t of any future financ ing, investment or disposition ac tivities. Please refer to the press release for additional information on forward-looking statements. Projected per share and OP unit information: 2016 Implied Growth(1) 15% 19% 16% 5% 17% (1) Implied growth is based on the midpoint of 2016 guidanc e. Quarter Ended December 31, 2015 25 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX Net inc ome attributable to c ommon shares Real estate deprec iation and amortization FFO Projected operating results: Total operating revenues General and administrative expenses Adjusted EBITDA(3) Guidance drivers: Annual rental c hurn rate Cash rent growth on data c enter renewals Capital expenditures: Data c enter expansion Non-rec urring investments Tenant improvements Rec urring c apital expenditures Low High Mid 2015 $ 1.03 1.83 $ 1.13 $ 1.23 $ 1.18 2.24 2.24 2.24 $ 3.37 $ 3.47 $ 3.42 $ 380,000 $ 396,000 $ 388,000 35,000 37,000 36,000 196,000 202,000 199,000 6.0% 8.0% 7.0% 3.0% 5.0% 4.0% $ 185,000 $ 200,000 $ 192,500 15,000 20,000 17,500 5,000 10,000 7,500 5,000 10,000 7,500 $ 2.86 $ 333,292 34,179 169,903 7.5% 4.6% $ 132,786 9,971 8,037 5,828 $156,622 Total capital expenditures $210,000 $240,000 $225,000 15.0% 19.6% 16.4% 5.3% 17.1%

Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Quarter Ended December 31, 2015 26 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: 1. 2. 3. Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation 4. Plus: Impairment charges 5. 6. 7. Plus: Below market debt amortization Less: Straight line rents adjustment Less: Amortization of above and below market leases 8. 9. Less: Recurring capital expenditures Less: Tenant improvements 10. Less: Capitalized leasing costs Capitalized leasing costs include commissions payable to third party brokers and leasing agents and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period that the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to leasing agents monthly over the lease term as and to the extent the Company receives payment from the end customer. AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Quarter Ended December 31, 2015 27 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Appendix Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses and adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Data Center Net Rentable Square Feet (“NRSF”) Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. Deferred Expansion Capital As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables on pages 20 and 21, respectively, for more detail. Stabilized and Pre-Stabilized NRSF Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Annualized Rent Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. NRSF Under Construction Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects managements estimate of engineering drawings and required support space and is subject to change based on final demising of space. Estimated costs of completion are based on actual costs at quarter-end and management’s estimate of remaining projects costs. Quarter Ended December 31, 2015 28 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX

Appendix NRSF Held for Development Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs that may vary based on estimated NRSF and power design and are subject to market conditions and build-out specifications. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2013, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2013. The turn-key same store space as of December 31, 2013, is 1,067,665 NRSF. We track same store on a computer room basis within each data center facility. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Data Center Leasing Metrics •Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total portfolio annualized rent at the beginning of the period. •Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth is calculated based on annualized rent from the renewed data center license compared to annualized rent from the expired data center license. Quarter Ended December 31, 2015 29 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE COMPONENTS OF NAV 2015 GUIDANCE APPENDIX